Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101506) of Ameren Corporation of our report dated June 13, 2005 relating to the financial statements of the Ameren Corporation Employee Long-Term Savings Plan—IUOE No. 148, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 28, 2005